Exhibit 5.1

Mark B. Weeks

T: +1 650 843 5011

mweeks@cooley.com

June 18, 2014

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

Ladies and Gentlemen:

We have acted as counsel to Revance Therapeutics, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a Registration Statement (No. 333-196582) on Form S-1, as amended from time to time (the “Registration Statement”), with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”) to be sold by the Company, and up to 600,000 shares of Common Stock that may be sold by the Company pursuant to the exercise of an option to purchase additional shares granted to the underwriters (the “Option Shares”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, each as currently in effect, and (c) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware, as amended.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares and the Option Shares, when sold and issued as described in the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Revance Therapeutics, Inc.

Page Two

We consent to the reference to our firm under the caption “Legal matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

/s/ Mark B. Weeks
Mark B. Weeks

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM